                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Heartland Wireless Communications, Inc.
--------------------------------------------------------------------------------
                (NAME of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
                         200 CHISHOLM PLACE, SUITE 200
                               PLANO, TEXAS 75075

                          ---------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          ---------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Heartland Wireless Communications, Inc., a Delaware corporation (the "Company"), will be held at the Omni Richardson Hotel, Salons A, B and C, First Floor, 701 E. Campbell, Richardson, Texas 75081, on June 12, 1998, at 9:00 a.m. (local time) for the following purposes:

         1. To elect six directors of the Company to serve until the next Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified;

         2. To ratify the selection of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending December 31, 1998; and

         3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

         Only stockholders of record at the close of business on April 24, 1998, are entitled to notice of and to vote at the Meeting.

                                             By Order of the Board of Directors,

                                             /s/  J. CURTIS HENDERSON

                                             J. Curtis Henderson
                                             General Counsel and Secretary


Plano, Texas
April 30, 1998


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE READ THE ENCLOSED PROXY STATEMENT AND SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES.

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
                         200 CHISHOLM PLACE, SUITE 200
                              PLANO, TEXAS  75075

                          ===========================

                                PROXY STATEMENT

                          ===========================

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 1998

         This Proxy Statement is being mailed to you in connection with the solicitation of proxies by the Board of Directors ("Board of Directors") of Heartland Wireless Communications, Inc., a Delaware corporation (the "Company") for use at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on June 12, 1998, at 9:00 a.m. (local time), at the Omni Richardson Hotel, Salons A, B and C, First Floor, 701 E. Campbell, Richardson, Texas 75081, and any adjournment(s) thereof.

                            SOLICITATION OF PROXIES

         All shares represented by duly executed proxies in the form enclosed herewith received by the Company prior to the Meeting will be voted as instructed at the Meeting. If a stockholder does not intend to attend the Meeting in person, any proxy or notice should be returned to the Company for receipt by the Company not later than the close of business on Thursday, June 11, 1998. IF NO INSTRUCTIONS ARE GIVEN, THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE FOR THE SIX NOMINEES NAMED HEREIN AS DIRECTORS OF THE COMPANY AND FOR RATIFICATION OF THE SELECTION OF THE AUDITORS NAMED HEREIN.
The Board of Directors does not know of any matter other than as set forth herein that is expected to be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, the persons named in the accompanying proxy (each of whom is an officer and employee of the Company) intend to vote thereon in accordance with their judgment. The Company's Annual Report and Form 10-K for the fiscal year ended December 31, 1997 (the "Annual Report"), including audited financial statements, is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

         Any stockholder may revoke a previously executed proxy at any time prior to its exercise by (i) delivering a later-dated proxy, (ii) giving written notice of revocation to the Secretary of the Company at the address set forth above at any time before such proxy is voted or (iii) voting in person at the Meeting. No proxy will be voted if the stockholder attends the Meeting and elects to vote in person. Revocation will not affect a vote on any matters taken prior to the receipt of such revocations. Mere attendance at the Meeting will not of itself revoke the proxy.

         This Proxy Statement, the accompanying proxy card and the Annual Report containing financial statements of the Company for the fiscal year ended December 31, 1997 were first mailed to stockholders on or about April 30, 1998. The mailing address of the Company's principal executive offices is 200 Chisholm Place, Suite 200, Plano, Texas 75075.

                   RECORD DATE, OUTSTANDING VOTING SECURITIES
                               AND VOTES REQUIRED

         The Company's common stock, par value $.001 per share ("Common Stock"), is the only outstanding class of voting securities of the Company.
The record date for determining the holders of Common Stock entitled to vote on the actions to be taken at the Meeting is the close of business on April 24, 1998 (the "Record Date"). As of the Record Date, 19,724,603 shares of Common Stock were outstanding. Each holder of Common Stock on the Record Date is entitled to cast one vote per share of Common Stock at the Meeting. The Common Stock does not have cumulative voting rights.

         Holders of a majority of the shares entitled to vote must be present at the Meeting, in person or by proxy, so that a quorum may be present for the transaction of business. Assuming the presence of a quorum, the affirmative vote of the holders on the Record Date of a plurality of the shares of Common Stock outstanding, represented in person or by proxy at the Meeting, is necessary for the election of directors of the Company. The affirmative vote of the holders on the Record Date of a majority of the shares of Common Stock outstanding, represented in person or by proxy at the Meeting, is required for ratification of the selection of KPMG Peat Marwick LLP as auditors for the Company.

         Abstentions and broker nonvotes, if any, are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. However, abstentions and broker nonvotes do not have any effect on the election of directors. With respect to the other matter(s) presented herein, abstentions are counted essentially as votes "against" in tabulations of the votes cast on proposals presented to stockholders, whereas broker nonvotes, if any, are not counted for purposes of determining whether a proposal has been approved.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS, DIRECTORS AND MANAGEMENT

         The following table sets forth, as of April 1, 1998, certain information regarding the ownership of Common Stock with respect to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors and nominees for director, (iii) the Named Executive Officers as such term is defined in "Executive Compensation and Related Information" and (iv) all directors and executive officers as a group. The table is based on information filed pursuant to the Securities Exchange Act of 1934 or otherwise provided to the Company. The Company believes that, unless otherwise indicated, each person listed in the following table has sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address for each person listed in the table is c/o the Company, 200 Chisholm Place, Suite 200, Plano, Texas 75075.

                                                                      BENEFICIAL OWNERSHIP OF COMMON
                                                                                   STOCK
                                                                      -------------------------------
                                                                         NUMBER
NAME OF                                                                    OF              PERCENT
BENEFICIAL OWNER                                                         SHARES          OF CLASS (1)
----------------                                                         ------          ------------
Hunt Capital Group, L.L.C. (2)  . . . . . . . . . . . . . . . .         4,000,000           20.3%

Jupiter Partners L.P. (3) . . . . . . . . . . . . . . . . . . .         3,485,148           17.7%

L. Allen Wheeler  . . . . . . . . . . . . . . . . . . . . . . .         2,009,800           10.2%

David E. Webb (4) . . . . . . . . . . . . . . . . . . . . . . .         1,150,810            5.8%

Carroll D. McHenry (5)  . . . . . . . . . . . . . . . . . . . .          145,000              *

John A. Fanning (6) . . . . . . . . . . . . . . . . . . . . . .          32,000               *

Jack R. Crosby  . . . . . . . . . . . . . . . . . . . . . . . .            --                 --

J. R. Holland, Jr. (7)  . . . . . . . . . . . . . . . . . . . .            --                 --

Terry S. Parker . . . . . . . . . . . . . . . . . . . . . . . .            --                 --

John A. Sprague (8) . . . . . . . . . . . . . . . . . . . . . .           1,500               *

Marjean Henderson . . . . . . . . . . . . . . . . . . . . . . .          10,000               *

Christopher P. Dailledouze (9)  . . . . . . . . . . . . . . . .          10,000               *

J. Curtis Henderson (10)  . . . . . . . . . . . . . . . . . . .          13,000               *

Randall C. May (11) . . . . . . . . . . . . . . . . . . . . . .          20,413               *

Wayne M. Taylor (12)  . . . . . . . . . . . . . . . . . . . . .          16,200               *

All executive officers and directors as a group

(13 persons) (13) . . . . . . . . . . . . . . . . . . . . . . .         2,233,048           11.3%

--------------------
*        Less than 1%.
(1)      Based on 19,715,267 shares of Common Stock outstanding on April 1,
         1998.
(2)      Address is 4000 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas
         75201.
(3) Address is 30 Rockefeller Plaza, Suite 4525, New York, New York 10112. Jupiter Partners L.P. ("Jupiter") is the holder of $40.0 million original principal amount of the Company's 9% convertible subordinated discount notes (the "Convertible Notes") due 2004. Each Convertible Note is convertible into the number of shares of Common Stock computed by dividing (i) the principal amount of the Convertible Note (after taking into account accretions in value) by (ii) the conversion price then in effect. The current conversion price is $15.34 per share.
(4)      Address is 200 Chisholm Place, Suite 202, Plano, Texas 75075.

(5) Includes 70,000 shares that Mr. McHenry has the right to acquire upon the exercise of stock options exercisable within 60 days.
(6) Includes 32,000 shares that Mr. Fanning has the right to acquire upon the exercise of stock options exercisable within 60 days.
(7) Mr. Holland is the sole Manager and President of Hunt Capital Group, L.L.C. ("Hunt Capital"). Hunt Capital is owned by trusts, of which Mr. Holland serves as a trustee. Mr. Holland disclaims beneficial ownership of the shares of Common Stock owned by Hunt Capital.
(8) Mr. Sprague is indirectly a controlling general partner of Jupiter. Accordingly, Mr. Sprague may be deemed to be a beneficial owner of the shares issuable to Jupiter on conversion of the Convertible Notes.
         Mr. Sprague shares voting and investment power over such shares with Terry J. Blumer. Mr. Sprague disclaims beneficial ownership of such shares. Includes 1,500 shares that Mr. Sprague has the right to acquire upon the exercise of stock options exercisable within 60 days.
(9) Includes 10,000 shares that Mr. Dailledouze has the right to acquire upon the exercise of stock options exercisable within 60 days.
(10) Includes 13,000 shares that Mr. Henderson has the right to acquire upon the exercise of stock options exercisable within 60 days.
(11) Includes 18,500 shares that Mr. May has the right to acquire upon the exercise of stock options exercisable within 60 days.
(12) Includes 12,000 shares that Mr. Taylor has the right to acquire upon the exercise of stock options exercisable within 60 days.
(13) Includes 125,000 shares that six directors and executive officers have the right to acquire upon the exercise of stock options and other rights exercisable within 60 days.

                                ITEM 1 ON PROXY
                             ELECTION OF DIRECTORS

         At the Meeting, six persons will be elected to serve as directors until the Company's next Annual Meeting of Stockholders and until their successors have been duly elected and qualified as provided in the Company's Restated Certificate of Incorporation and Restated Bylaws. The number of directors currently comprising the Board of Directors is seven, as determined by the Board of Directors. As of the date of this Proxy Statement, the Board of Directors had not completed its search for the additional nominee to the Board of Directors. Accordingly, the Board of Directors will not solicit proxies for a greater number of persons than the number of nominees set forth below. If such nominee is named after the mailing of this Proxy Statement, the Company anticipates that the nominee will be presented to the Board of Directors for appointment by the Board of Directors under the Company's Bylaws, to serve until the next Annual Meeting of Stockholders.

         The following persons have consented to be nominated and, if elected, to serve as directors of the Company. All the nominees are presently members of the Company's Board of Directors.

         Carroll D. McHenry, 55, joined the Company as Chairman of the Board, President, Chief Executive Officer and Acting Chief Financial Officer in April 1997. Mr. McHenry currently serves as Chairman of the Board, President and Chief Executive Officer. Prior to assuming his positions at the Company, Mr. McHenry was a senior executive at Alltel, Inc., a national communications holding company, most recently serving as President of Alltel's Communications Services Group, and serving as President of Alltel Mobile Communications, Inc. from July 1992 to May 1995. From 1991 to 1992, Mr. McHenry was Vice President of Cellular Business Development at Qualcomm, Inc. From 1989 to 1991, Mr. McHenry was President, Chief Executive Officer and Chairman of the Board of Celluland, Inc., a franchisor of cellular telephone stores. From 1980 to 1989, Mr. McHenry served in various capacities with Mobile Communications Corporation of America ("MCCA") and as President and Chief Executive Officer of American Cellular Communications, a joint venture between MCCA and BellSouth. Mr. McHenry currently is a director of Wireless One, Inc. ("Wireless One") and CS Wireless Systems, Inc. ("CS Wireless").

         Jack R. Crosby, 71, became a director of the Company in September 1997, and is a member of the Compensation and Audit Committees of the Board of Directors. Mr. Crosby is the managing general partner of The Rust Group, L.P., a private investment partnership, President of Rust Capital, Ltd., a Small Business

Investment Corporation and Chairman and CEO of Tescorp, Inc., a cable television company. Mr. Crosby currently is a director of Tescorp, Inc., National Dentex Corporation, DSI Toys, Inc. and CinemaStar Luxury Theatres, Inc.

         J. R. Holland, Jr., 54, began advising the Company as a consultant in October 1992 and was Chairman of the Board of Directors from October 1993 until March 1997. Mr. Holland is a member of the Audit Committee of the Board of Directors. Mr. Holland has been employed as President and Chief Executive Officer of Unity Hunt, Inc. ("Unity Hunt") since September 1991. Unity Hunt is a large international, private holding company with interests in entertainment, retail, investments, real estate, natural resources and energy businesses. Mr. Holland is also the President and Chief Executive Officer of Hunt Capital, the Company's largest single stockholder. See "Security Ownership of Certain Beneficial Owners, Directors and Management." From November 1988 to September 1991, Mr. Holland was Chairman of the Board and Chief Executive Officer of Nedinco, Inc., a large diversified, international holding company. Prior to November 1988, Mr. Holland was President and a director of KSA Industries, Inc., a private, diversified company involved in entertainment, retail, transportation and energy businesses, and President and a director of Western Services International, Inc., a company involved in energy services, equipment and chemicals. Mr. Holland began his career with Booz-Allen & Hamilton, Inc., a major management consulting firm. Mr. Holland currently is a director of Optical Securities Group, Inc. and TNP Enterprises, Inc.

         Terry S. Parker, 53, became a director of the Company in April 1998. Mr. Parker currently is an independent consultant in the telecommunications industry. From March 1995 to July 1996, Mr. Parker was President and Chief Operating Officer for CellStar Corporation, a domestic cellular telecommunications distributor. From October 1993 to March 1995, Mr. Parker was a Senior Vice President for GTE Corporation ("GTE"), a diversified telecommunications company, as well as the President of GTE Personal Communications Services, GTE's cellular telecommunications division. From August 1990 to October 1993, Mr. Parker was President of GTE Telecommunications Products and Services, a diversified telecommunications services and systems division of GTE. Mr. Parker currently is a director of CellStar Corporation, Illinois Super Conductor, Inc. and Highway Master Corporation.

         John A. Sprague, 45, became a director of the Company in January 1995, and is a member of the Compensation Committee of the Board of Directors. Since March 1994, Mr. Sprague has been the managing partner of Jupiter Partners L.P., an investment firm. See "Security Ownership of Certain Beneficial Owners, Directors and Management." From January 1993 until February 1994, Mr. Sprague was an independent investor. Prior to January 1993, Mr. Sprague served as a General Partner of Forstmann Little & Co., an investment firm.

         L. Allen Wheeler, 65, co-founder of the Company, has served as a director of the Company since its formation in September 1990 and was Vice Chairman of the Board of Directors from February 1996 until February 1997.
From January 1997 until February 1997, Mr. Wheeler served as the acting President and Chief Executive Officer of the Company. Mr. Wheeler is a member of the Compensation Committee of the Board of Directors. Mr. Wheeler has owned and managed diversified investments through Allen Wheeler Management, Inc., a personal holding company, for over 20 years. Mr. Wheeler's investments have emphasized the media/communications industries. Mr. Wheeler has been a shareholder, director and officer of several media/communications companies involved in network and independent television stations, AM and FM radio stations, paging and telephony. Mr. Wheeler currently is a director of Wireless One and Texoma Medical Center, Inc.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS.

              MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF
               THE BOARD OF DIRECTORS; COMPENSATION OF DIRECTORS

         During the fiscal year ended December 31, 1997, the Board of Directors met 13 times. The Company's Compensation Committee met six times in 1997. The Compensation Committee makes recommendations to the Board of Directors on general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Company's stock option and incentive compensation plans and programs. The Compensation Committee currently is comprised of Messrs. Crosby, Sprague and Wheeler. The Company's Audit Committee met twice in 1997. The Audit Committee oversees the activities of the Company's independent auditors and internal accounting controls. The Audit Committee currently is comprised of Messrs. Crosby and Holland. The Board of Directors does not have a standing nominating committee or any committee performing a similar function. Each director attended at least 75% of the aggregate of all Board of Directors meetings and all meetings of committees of which he was a member held during 1997 while he was in office.

         Non-employee directors receive an annual fee of $5,000 and a meeting fee of $500 per Board of Directors and Committee meeting attended, plus reimbursement of out-of-pocket expenses, for their services as directors of the Company. In addition, each non-employee director of the Company is entitled to receive stock options under the Company's Stock Option Plan for Non-Employee Directors for his services as a director. Directors who are also employees of the Company do not receive any additional compensation for their services as directors.

                               EXECUTIVE OFFICERS

         The following table sets forth the executive officers of the Company. See "Election of Directors" for a description of the business experience of Mr. McHenry.


                       NAME                 AGE                        POSITION
         -------------------------------    ---    -------------------------------------------------
         Carroll D. McHenry  . . . . . .     55    Chairman of the Board, President, Chief
                                                   Executive Officer

         Marjean Henderson . . . . . . .     47    Senior Vice President, Chief Financial Officer
                                                   and Assistant Secretary

         Christopher P. Dailledouze  . .     39    Vice President -- Technical Services

         Candice A. Farley . . . . . . .     45    Vice President -- Human Resources

         J. Curtis Henderson . . . . . .     35    Vice President, General Counsel and Secretary

         Randall C. May  . . . . . . . .     36    Vice President -- Operations

         Wayne M. Taylor . . . . . . . .     52    Vice President -- Administration

         Marjean Henderson joined the Company in August 1997 as Senior Vice President and Chief Financial Officer. Ms. Henderson was appointed Assistant Secretary in December 1997. From April 1996 to April 1997, Ms. Henderson served as Senior Vice President and Chief Financial Officer for Panda Energy International, Inc., a global energy concern. From December 1993 to October 1995, Ms. Henderson served as Senior Vice President and Chief Financial Officer for Nest Entertainment, Inc., a home video and movies concern. From October 1987 to December 1993, Ms. Henderson served as Vice President, Chief Financial Officer and Treasurer for RCL Enterprises, the Lyons Group, Lyrick Studios and Big Feet Productions.

         Christopher P. Dailledouze joined the Company in March 1996 as Director of Engineering and was appointed Vice President -Technical Services in April 1997. From March 1992 to March 1996, Mr. Dailledouze was Director of Engineering for American Wireless Systems, Inc. From April 1988 to March 1992, Mr. Dailledouze was Chief Engineer for Galaxy Cablevision, Inc.

         Candice A. Farley joined the Company in November 1997 as Vice President - Human Resources. Prior to joining Heartland, Ms. Farley was Director of Human Resources for Heritage Media Corporation, a broadcasting and marketing company, from September 1995 to November 1997. Ms. Farley was Director of Human Resources for Pizza Inn, Inc. from July 1993 through September 1995 and was Vice President-Compensation and Benefits for American Federal Bank from July 1992 through July 1993.

         J. Curtis Henderson joined the Company in May 1996 as Vice President, General Counsel and Secretary. From July 1994 to April 1996, Mr. Henderson was Senior Vice President, General Counsel and Secretary of ZuZu, Inc., a restaurant and franchising company in Dallas, Texas. Prior to his employment at ZuZu, Mr. Henderson was an associate with the Dallas law firm of Locke Purnell Rain Harrell for five years.

         Randall C. May joined the Company in October 1994 as a Regional Manager. Mr. May was appointed Director of System Development in March 1995 and Vice President - Operations in February 1996. From December 1988 to October 1994, Mr. May worked for Post-Newsweek Cable, most recently serving as General Manager of certain cable television and radio properties. From 1983 to 1988, Mr. May served as Vice President -Area Manager for Sooner Cable Television Inc., an independent cable television company.

         Wayne M. Taylor joined the Company in February 1996 as Vice President
- Administration. From May 1989 to February 1996, Mr. Taylor was a Group Controller at Borden, Inc. From 1972 to 1989 Mr. Taylor was employed by Frito Lay, most recently as a Group Manager- Finance.

         Executive officers of the Company are appointed by, and serve at the discretion of, the Board of Directors. Employment agreements with the executive officers are described in "Executive Compensation and Related Information." There are no family relationships between members of the Board of Directors or any executive officers of the Company.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following sets forth a summary of compensation paid to or earned by the following individuals during the three-year period ended December 31, 1997 for services rendered in all capacities to the Company: (1) the Company's current Chief Executive Officer, (2) all other individuals who served in the capacity of the Company's Chief Executive Officer during 1997, (3) the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving in such capacities at the end of 1997 and whose total annual compensation exceeded $100,000, and (4) the Company's Chief Financial Officer (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                --------------------------------------  --------------------------

                                                             OTHER                      SECURITIES
                                                             ANNUAL       RESTRICTED    UNDERLYING
        NAME AND                                          COMPENSATION  STOCK AWARD(S)    OPTIONS        ALL OTHER
   PRINCIPAL POSITION     YEAR  SALARY ($)    BONUS ($)     ($) (1)           ($)           (#)     COMPENSATION ($) (2)
   ------------------     ----  ----------    ---------     -------           ---          ----     --------------------
Carroll D. McHenry (3)    1997    205,768    204,326 (4)     53,347 (5)   154,688 (6)     350,000           990

Chairman, Chief
Executive Officer and
President


David E. Webb (7)         1997     10,000                    80,000 (8)                                     155

Former Chief Executive    1996    120,000     80,000         11,304                                         923
Officer and President
                          1995    120,000                     6,088


L. Allen Wheeler (9)      1997     30,070                     1,400                                         408

Former Interim Chief      1996    120,000                     8,400                                         572
Executive Officer and
President


John A. Fanning (10)      1997     30,000                    70,000 (11)                   32,000

Former Interim Chief
Executive Officer and
President


Marjean Henderson (12)    1997     60,923     20,000                       14,375 (13)    100,000

Senior Vice President,
Chief Financial Officer
and Assistant Secretary


J. Curtis Henderson (14)  1997    105,992     24,469          8,400                        40,000

Vice President, General
Counsel and Secretary


Randall C. May (15)       1997    102,075     22,137          4,707                        60,000         1,889

Vice President --         1996     92,038     20,000          2,492                                         700
Operations


Wayne M. Taylor (16)      1997     97,499     21,466                                       40,000         1,950

Vice President --
Administration


Christopher P.            1997     78,755     15,300            660                        40,000
Dailledouze (17)

Vice President --
Technical Services

--------------
(1) Unless otherwise noted, "Other Annual Compensation" is comprised of car allowance.

(2) Represents matching contributions made by the Company under the Company's 401(k) Plan.
(3) Mr. McHenry assumed the positions of Chairman, Chief Executive Officer and President of the Company on April 24, 1997 at an annual base salary of $300,000.
(4) Includes (a) signing bonus of $50,000 paid to Mr. McHenry in 1997 in connection with his hiring and listed in the Company's Proxy Statement dated July 7, 1997, and (b) bonus of $154,326 paid for performance in 1997.
(5) Relocation expense payment paid in 1997 in connection with Mr. McHenry's hiring and listed in the Company's Proxy Statement dated July 7, 1997.
(6) Restricted stock grant of 75,000 shares of Common Stock granted to Mr. McHenry in connection with his hiring. The closing price of the Company's Common Stock on the NASDAQ Stock Market's National Market on April 23, 1997 (the day before hiring) was $2.0625.
(7) Mr. Webb resigned as President and Chief Executive Officer of the Company in January 1997.
(8)      Paid pursuant to Consulting Agreement that expired in July 1997.
(9) Mr. Wheeler became Vice Chairman of the Company in March 1996, and served as interim Chief Executive Officer and President in January and February 1997. Mr. Wheeler did not receive any compensation from the Company, other than certain rental income paid by the Company to an affiliate for its operating and marketing offices and warehouse space, during the year ended December 31, 1995. See "Certain Transactions and Relationships." Mr. Wheeler resigned from his position as Vice Chairman of the Board in February 1997, having received approximately $95,000 in salary to such date.
(10) Mr. Fanning served as interim President and Chief Executive Officer from February 28, 1997 to April 23, 1997.
(11)     Paid pursuant to Consulting Agreement that expired in July 1997.
(12) Ms. Henderson became Senior Vice President and Chief Financial Officer in August 1997 at an annual salary of $180,000. Ms. Henderson was appointed Assistant Secretary in December 1997. Ms. Henderson's current annual salary is $200,000.
(13) Restricted stock grant of 10,000 shares of Common Stock granted to Ms. Henderson. The closing price of the Company's Common Stock on the NASDAQ Stock Market's National Market on January 22, 1998 (the date of grant) was $1.4375.
(14) Mr. Henderson became Vice President, General Counsel and Secretary in May 1996 and did not earn more than $100,000 prior to fiscal year 1997.
(15) Mr. May became Vice President-Operations in February 1996 and did not earn more than $100,000 prior to fiscal year 1996.
(16) Mr. Taylor became Vice President-Administration in February 1997 and did not earn more than $100,000 prior to fiscal year 1997. Mr. Taylor received a bonus of $10,000 in 1997 for services rendered in 1996.
(17) Mr. Dailledouze became Vice President-Technical Services in April 1997 and did not earn more than $100,000 prior to fiscal year 1997. Mr. Dailledouze received a bonus of $25,500 in 1997 for services rendered in 1996.

         The following table sets forth the number of individual grants of stock options made during the fiscal year ended December 31, 1997 to each of the Named Executive Officers. No stock options were granted to Messrs. Webb and Wheeler during such period. All options were granted pursuant to the Company's Employee Option Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED ANNUAL RATES
                                                                                   OF STOCK PRICE APPRECIATION
                                         INDIVIDUAL GRANTS                                FOR OPTION TERM (1)
                    -----------------------------------------------------------   -----------------------------

                      NUMBER OF    PERCENT OF TOTAL
                     SECURITIES         OPTIONS
                     UNDERLYING       GRANTED TO      EXERCISE OR
                       OPTIONS       EMPLOYEES IN      BASE PRICE    EXPIRATION        5%             10%
        NAME        GRANTED  (#)    FISCAL YEAR (%)      ($/SH)         DATE          ($)             ($)
        ----        ------------    ---------------      ------         ----          ----            ---
Carroll D.           350,000 (2)         42.7            2.0625       4/23/2004      293,874        684,854
McHenry

Marjean Henderson    100,000 (2)         12.2            1.9375       8/26/2004      78,875         183,813

Randall C. May       60,000 (2)           7.3            2.3750       3/25/2004      58,011         135,192

Christopher P.       40,000 (2)           4.9            2.3750       3/25/2004      38,674         90,128
Dailledouze

J. Curtis            40,000 (2)           4.9            2.3750       3/25/2004      38,674         90,128
Henderson

Wayne M. Taylor      40,000 (2)           4.9            2.3750       3/25/2004      38,674         90,128

John A. Fanning      22,000 (3)          2.87            2.1250      12/31/1999       4,792          9,818

John A. Fanning      10,000 (4)           1.2            2.1250      12/31/1999       2,178          4,463

---------------
(1) Potential realizable value is based on the assumption that the price of the Company's Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the end of the applicable option term. The values are calculated in accordance with rules promulgated by the Securities and Exchange Commission ("SEC") and do not reflect the Company's estimate of future stock price appreciation.
(2) Represents non-qualified options granted at an exercise price equal to fair market value on the date of grant. Such options vest at a rate of 20% per year, subject to acceleration upon the death of the optionee or termination of the optionee following a Change of Control (as defined in the option agreements), and have a term of seven years from the date of grant.
(3) Represents non-qualified options granted at an exercise price equal to fair market value on the date of grant. Fifty percent of such options vested on the date of grant and 50% vested six months thereafter. The options expire on December 31, 1999 unless sooner exercised. The options were amended in April 1997 to reduce the exercise price from $9.375 per share to $2.125 per share, the fair market value on the date of such amendment. See "Report on Repricing of Options."
(4) Represents non-qualified options granted at an exercise price equal to fair market value on the date of grant. Fifty percent of such options vested on the date of grant and 50% vested three months thereafter. The options expire on December 31, 1999 unless sooner exercised.

         The following table sets forth information with respect to the number of options held at fiscal year end and the aggregate value of in-the-money options held at fiscal year end by the Named Executive Officers. None of the Named Executive Officers exercised any stock options during fiscal 1997. Messrs. Webb and Wheeler held no options at the end of fiscal 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                               NUMBER OF
                                              SECURITIES           VALUE OF UNEXERCISED
                                              UNDERLYING               IN-THE-MONEY
                                              OPTIONS AT                OPTIONS AT
                                            FISCAL YEAR-END          FISCAL YEAR-END
                                                  (#)                      ($)
                                             EXERCISABLE/              EXERCISABLE/
                                             ------------              ------------
           NAME                              UNEXERCISABLE            UNEXERCISABLE
           ----                              -------------            -------------
           Carroll D. McHenry                  0/350,000                  $0/$0

           John A. Fanning                     32,000/0                   $0/$0

           Marjean Henderson                   0/100,000                  $0/$0

           Christopher P. Dailledouze        2,000/48,000                 $0/$0

           J. Curtis Henderson               2,500/50,000                 $0/$0

           Randall C. May                    4,250/67,000                 $0/$0

           Wayne M. Taylor                   2,000/48,000                 $0/$0

EMPLOYMENT AGREEMENTS

         The Company entered into an Employment Agreement with Carroll D. McHenry for a term of three years, beginning on March 6, 1998. Under the Employment Agreement, the Company has agreed to pay Mr. McHenry an annual base salary of not less than $300,000. On each anniversary of the effective date, the term is automatically extended for one additional year; provided, however, that either the Company or Mr. McHenry may terminate any such one-year extension by giving notice to the other party at least 90 days before the applicable anniversary of the effective date. Additionally, if Mr. McHenry's employment is terminated by the Company other than for cause (as defined in the Employment Agreement) or on account of Mr. McHenry's death or permanent disability, or if Mr. McHenry resigns for good reason (as defined in the Employment Agreement), then the Company has agreed to pay Mr. McHenry a severance payment equal to his then-current annual base salary (excluding any bonuses) for the balance of the term of Employment Agreement.

         In addition, the Company entered into Employment Agreements with Marjean Henderson, Christopher P. Dailledouze, Candice A. Farley, J. Curtis Henderson, Randall C. May and Wayne M. Taylor (collectively, the "Officers"), effective April 8, 1998. The Employment Agreements for Ms. Henderson and Mr. Henderson each are for a term of two years. The Employment Agreements for Messrs. Dailledouze, May, Taylor and Ms. Farley each are for a term of one year. Under the Employment Agreements, the Company has agreed to pay each Officer an annual base salary of not less than his or her current annual base salary (Ms. Henderson - $200,000; Mr. Henderson - $144,000; Mr. May - $125,000;
Mr. Taylor - $108,000; Ms. Farley - $96,000; Mr. Dailledouze - $90,000).  On
each anniversary of the effective date of each Employment Agreement, the term is automatically extended for one additional year; provided, however, that either the Company or the respective Officer may terminate any such one-year extension by giving notice to the other party at least 90 days before any such anniversary of the effective date. Additionally, if an Officer's employment is terminated by the Company other than for cause (as defined in each Employment

Agreement) or on account of the Officer's death or permanent disability, or if the Officer resigns for good reason (as defined in each Employment Agreement), then the Company is required to pay the Officer a severance payment equal to his or her then-current annual base salary (excluding any bonuses) for the balance of the term of the applicable Employment Agreement.

         None of the employment agreements discussed above provide for a bonus payment in addition to the Officer's annual base salary. The Officers are eligible, independent of the employment agreements, to participate in and receive bonuses or awards under, the Company's Performance Incentive Compensation Plan, Employee Stock Option Plan and Employee Retention Program (except for Mr. McHenry, who is not eligible to receive a bonus under the Employee Retention Program).

REPORT ON REPRICING OF OPTIONS

         The Compensation Committee of the Board of Directors hereby submits its report on repricing of stock options of the Company, as set forth in the table below.

         In August 1997, the Compensation Committee of the Board of Directors authorized the Company to offer to amend the terms of all stock options that had been granted with an exercise price of $20.00 or greater to (1) lower the exercise price of these options to $1.9375 per share (the fair market value on the date of approval of the amendments) and (2) reduce the number of shares underlying such options to an amount equal to 25% of the original grant. Because of the decline in the Company's stock price during 1996 and 1997, the Compensation Committee authorized the amendment to motivate and retain key employees and return out-of-the-money stock options to the Company's Employee Stock Option Plan. The holders of 99.7% of all options subject to the offer accepted the offer and returned 123,750 options to the Employee Stock Option Plan in exchange for the amended exercise price on the options retained by them.

         In addition, in April 1997 the Company amended the terms of a stock option held by John A. Fanning to reduce the exercise price of options originally granted in January 1997 in connection with a Consulting Agreement with Mr. Fanning from $9.375 per share to $2.125 per share. The new exercise price was based on the closing price of the Company's common stock on the NASDAQ Stock Market's National Market as of the effective date of the amendment.

         The following table sets forth the amendment of the exercise price of options held by executive officers of the Company during the last 10 completed fiscal years.

                               SECURITIES                        EXERCISE
                               UNDERLYING                        PRICE AT                 LENGTH OF ORIGINAL
                                NUMBER OF    MARKET PRICE OF      TIME OF                     OPTION TERM
                 DATE OF         OPTIONS      STOCK AT TIME    REPRICING OR      NEW     REMAINING AT DATE OF
                REPRICING      REPRICED OR   OF REPRICING OR     AMENDMENT    EXERCISE       REPRICING OR
    NAME        AMENDMENT      AMENDED (#)    AMENDMENT ($)         ($)       PRICE ($)        AMENDMENT
    ----        ---------      -----------    -------------         ---       ---------        ---------
John A.          4/23/97         22,000           2.125            9.375       2.1250          27 months
Fanning

David D.         8/12/97         10,000           1.9375           25.50       1.9375          66 months
Hagey

J. Curtis        8/12/97         50,000           1.9375           26.50       1.9375          68 months
Henderson

Randall C.       8/12/97          5,000           1.9375           25.50       1.9375          66 months
May

Robert R.        8/12/97         13,000           1.9375          22.125       1.9375          60 months
Story

Wayne M.         8/12/97         40,000           1.9375           25.50       1.9375          66 months
Taylor

                                 JACK R. CROSBY
                                JOHN A. SPRAGUE
                                L. ALLEN WHEELER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 31, 1997, the Compensation Committee of the Board of Directors was comprised of Max E. Bobbitt, John A. Sprague and L. Allen Wheeler. Mr. Sprague is indirectly a controlling general partner of Jupiter, the holder of $40.0 million original principal amount of the Company's Convertible Notes.

         The Company leases an aggregate of approximately 51,345 square feet for its operating and marketing offices and warehouse space in Durant and Lindsay, Oklahoma from affiliates of Mr. Wheeler. The per annum rent for such space is approximately $156,000. In addition, the Company leases approximately 12,430 square feet for its installation and operating offices in Durant, Oklahoma from an affiliate of Mr. Wheeler. The per annum rent for such space is approximately $62,000. The Company believes that such rents are at or below market rates and the terms of such leases are at least as favorable as those the Company would be able to otherwise obtain through arms-length negotiation with an unaffiliated third party.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee makes recommendations to the Board of Directors with respect to general compensation and benefit levels, determines the compensation and benefits for the Company's executive officers and administers the Company's Employee Stock Option Plan, Non-Employee Directors Stock Option Plan and Incentive Compensation Plan.

General Compensation Philosophy

         The Company's compensation philosophy is to link executive pay to Company performance and to provide an incentive to manage the business with a principal view of enhancing the enterprise value of the Company. Compensation criteria are evaluated annually to ensure that they are appropriate and consistent with the Company's business and strategic objectives. The Company's policies and programs are intended to (i) provide rewards contingent upon Company and individual performance, (ii) link executive compensation to sustainable increases in and the preservation of enterprise value, (iii) retain a strong management team and (iv) encourage personal and professional development and growth.

         Effective January 1, 1998, the Company adopted a Performance Incentive Compensation Plan (the "Incentive Compensation Plan" or "ICP"). The ICP provides incentive compensation opportunities to the Company's executive officers and other key employees based solely on achievement of predetermined financial goals (such as consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA")) as well as quantitative individual objectives, such as improvements in churn, collections and service calls. Not more than 50% of a target award may be based on individual objectives. Under the ICP, target awards for the Chief Executive Officer may range from 25% to 75% of his or her annual salary, and between 12.5% and 52.5% of other executive officers' salaries. ICP bonuses are in addition to any amounts paid under the Employee Retention Program described below.

         The Company intends to continue to use stock options as a significant element of its compensation philosophy.

Executive Officer Compensation

         Total cash compensation for executive officers for fiscal 1997 is comprised of base salary, bonus and other annual compensation. Compensation levels for 1997 were based on a variety of factors, including the executive's then current responsibilities, specific experience and performance, competitive compensation practices at other similarly situated companies and the Compensation Committee's assessment of the executive's overall contribution to the business and strategic objectives of the Company. Bonuses paid for 1997 performance were based solely on the achievement of predetermined EBITDA objectives as well as quantitative individual objectives, such as improvements in churn, collections and service calls.

         Effective April 8, 1998, the Company entered into one and two-year employment agreements with its executive officers that provide for minimum annual salaries equal to such officers' then-current respective salaries.

Chief Executive Officer Compensation

         The annual base salary, signing bonus and relocation expense paid to Mr. McHenry for fiscal 1997 were determined by a search committee of the Board of Directors under the authority of the Board of Directors and in consultation with an independent national executive search and consulting firm. Effective March 6, 1998, Mr. McHenry signed a three-year employment agreement with the Company that provides for a minimum annual salary of $300,000 (his starting annual salary). Mr. McHenry's bonus for 1997 was based solely on the achievement of predetermined EBITDA objectives set by the Compensation Committee.

Employee Retention Program

         Effective April 8, 1998, the Board of Directors approved an employee retention program (the "ERP") for executive officers and other key employees as designated by the Chief Executive Officer. Under the ERP, the Board of Directors authorized the Company to offer a retention bonus of between 15% and 25% of a participant's annual base salary if such individual remained in the Company's employment through April 30, 1999.

                                 JACK R. CROSBY
                                JOHN A. SPRAGUE
                                L. ALLEN WHEELER

PERFORMANCE GRAPH

         The following performance graph compares the cumulative total stockholder returns for (1) the Common Stock, (2) the Nasdaq Stock Market - U.S. Companies Index ("Nasdaq-U.S. Index"), (3) the Nasdaq Telecommunications Stocks Index ("Nasdaq-Telecom Index") and (4) a Company-Determined Peer Group Index (the "Peer Index") over the period of April 29, 1994 to December 31, 1997. The Peer Index includes the following four companies, each of which operates multiple wireless cable television systems: American Telecasting, Inc., CAI Wireless Systems, Inc., People's Choice TV Corp. and Wireless One. The returns for each of the members of the Peer Index have been weighted according to each member's stock market capitalization. The graph and table assume the investment of $100 in each of the Common Stock, the Nasdaq-U.S. Index, the Nasdaq-Telecom Index and the Peer Index on April 29, 1994 (the Common Stock commenced public trading on April 22, 1994, and April 29, 1994 represents the first month-end date that the Common Stock was publicly traded) and the reinvestment of all dividends. Total stockholder returns for prior periods are not an indication of future performance.


                                    [Graph]




                                                 APRIL      DECEMBER     DECEMBER      DECEMBER    DECEMBER
                                                  29,         30,           29,          31,         31,
                                                 1994         1994         1995          1996        1997
                                                 ----         ----         ----          ----        ----
Heartland Wireless Communications, Inc. . .    $100.00        $115.91       $270.45      $119.32       $15.91

Nasdaq-U.S. Index . . . . . . . . . . . . .    $100.00        $103.38       $146.20      $179.84      $220.67

Nasdaq-Telecom Index  . . . . . . . . . . .    $100.00        $100.12       $131.10      $134.01      $197.98

Peer Index  . . . . . . . . . . . . . . . .    $100.00         $62.48        $97.64       $33.90       $11.98

         As of April 24, 1998, the closing sales price for the Common Stock as reported on the Nasdaq Stock Market's National Market was $0.69 per share. Stockholders are urged to obtain current market price information concerning the Company's Common Stock.

STOCK OPTION PLANS

         Employee Stock Option Plan. Effective upon consummation of its initial public offering in April 1994, the Company adopted its 1994 Employee Stock Option Plan, which provides for the grant to officers and employees of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and stock options that are non-qualified for Federal income tax purposes. The total number of shares of Common Stock for which options currently may be granted is 1,950,000. A Stock Option Subcommittee of the Compensation Committee or, for option grants to purchase 25,000 or more shares of Common Stock, the entire Board of Directors, determines which of the Company's officers and employees receive options, the time when options are granted, whether the options are incentive stock options or nonqualified stock options, the terms of such options, the exercise date of any options and the number of shares subject to options.

         The exercise price of options granted under the Employee Stock Option Plan may not be less than 100% of the fair market value of the Common Stock at the time of grant. As of April 1, 1998, options to purchase an aggregate of 1,455,367 shares to 34 employees were outstanding at a weighted average exercise price of $5.95 per share.

         Options granted pursuant to the Employee Stock Option Plan are nontransferable and, with certain exceptions in the event of the death or disability of an optionee, may be exercised by the optionee only during employment. Options are exercisable at such rate as may be determined by the Stock Option Subcommittee or Board of Directors, as applicable. Options typically vest in equal annual installments over a five-year period, although certain options have been granted with shorter vesting periods.

         In the event of a Change in Control of the Company (as defined below), an option granted to an employee will become fully exercisable if, within one year of such Change of Control, such employee ceases for any reason to be an employee of the Company. A Change of Control will be deemed to have occurred if (a) there is consummated (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (b) the shareholders approve any plan or proposal for the liquidation or dissolution of the Company, (c) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the outstanding Common Stock; or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any exercise of an option permitted in the event of a Change of Control must be made within 180 days of the related employee's termination as an employee of the Company.

         Stock Option Plan for Non-Employee Directors. The Company adopted the 1994 Stock Option Plan for Non-Employee Directors, also effective upon the consummation of the Company's initial public offering.

Directors of the Company who are not, and who have not been during the immediately preceding 12-month period, employees of the Company or any subsidiary of the Company are automatically participants in the Non-Employee Directors Plan. Each Non-Employee Director who is in office on November 15 of any year (commencing with November 1995) will, on the immediately succeeding January 1, automatically be granted an option to acquire 2,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

         A maximum of 50,000 shares of Common Stock may be issued through the exercise of options granted pursuant to the Non-Employee Directors Plan. The Non-Employee Directors Plan is administered by the Board of Directors. Options granted pursuant to the Non-Employee Directors Plan, except as discussed below, are exercisable in installments of 25% upon each anniversary of the date of grant. The term of each option, except as discussed below, is for a period not exceeding seven years from the date of grant. Options may not be assigned or transferred except by will or by operation of the laws of descent and distribution.

         In the event of a Change of Control of the Company, an option granted to a Non-Employee Director will become fully exercisable if, within one year of such Change in Control, such Non-Employee Director ceases for any reason to be a member of the Board of Directors. Any exercise of an option permitted in the event of a Change of Control must be made within 180 days of the related Non-Employee Director's termination as a director of the Company.

INCENTIVE COMPENSATION PLANS

         Performance Incentive Compensation Plan. Effective January 1, 1998, the Company adopted a Performance Incentive Compensation Plan ("ICP") for officers and key employees. The ICP is administered by the Compensation Committee. The ICP provides incentive compensation opportunities to the Company's executive officers and other key employees based solely on achievement of predetermined financial goals (such as EBITDA) as well as quantitative individual objectives. Not more than 50% of a target award may be based on individual objectives. Under the ICP, target awards for the Chief Executive Officer may range from 25% to 75% of his or her annual salary; target awards for other executive officers may range between 12.5% and 52.5% of their annual salaries; and target awards for other key employees may range from 7.5% to 30% of their annual salaries.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         During the year ended December 31, 1997, the Company paid approximately $95,000 to an accounting firm affiliated with Mr. Webb for subscriber and payroll services rendered to the Company.

         The Company leases an aggregate of approximately 51,345 square feet for its operating and marketing offices and warehouse space in Durant and Lindsay, Oklahoma from affiliates of Messrs. Webb and Wheeler. The per annum rent for such space is approximately $156,000. The Company leases approximately 12,430 square feet for its installation and operating offices in Durant, Oklahoma from an affiliate of Messrs. Story, Webb and Wheeler. The per annum rent for such space is approximately $62,000.

         The terms of the leases described above were determined by the parties, and the Company believes that such transactions involving affiliates were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors.

         In February 1997, the Company, CS Wireless, Wireless One and CAI Wireless Systems, Inc. formed Wireless Enterprises, LLC ("Wireless Enterprises"). Carroll D. McHenry is one of four managers of Wireless Enterprises. Wireless Enterprises is a programming cooperative that negotiates programming and marketing services with suppliers of programming. In 1997, the Company paid approximately $15.5 million to Wireless Enterprises as reimbursement of programming expenses and for other administrative services.

                                ITEM 2 ON PROXY
                     RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors of the Company has selected the firm of KPMG Peat Marwick LLP, independent certified public accountants, to serve as auditors for the Company for the fiscal year ending December 31, 1998. KPMG Peat Marwick LLP has served as the Company's auditors since the Company's inception. The Company expects that a representative of KPMG Peat Marwick LLP will be present at the Meeting and will be available to make a statement (if he or she desires to do so) and to respond to appropriate questions at the Meeting. If the stockholders do not ratify the selection of KPMG Peat Marwick LLP, the Board of Directors may consider selection of other independent certified public accountants to serve as independent auditors, but no assurances can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve. The vote of a majority of the shares of Common Stock represented in person or by proxy at the Meeting is required to ratify the selection of auditors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THIS SELECTION.

                                ITEM 3 ON PROXY
                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

         The Board of Directors of the Company knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which properly may come before the Meeting. However, if any other matter should be properly presented for consideration and voting at the Meeting or any adjournment(s) thereof, the persons named as proxies on the enclosed form of proxy card intend to vote the proxy cards in accordance with their judgement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who are beneficial owners of 10% or more of the Common Stock, to file reports of ownership and changes in ownership of the Company's securities with the SEC. Officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

         Based solely upon a review of the copies of the forms furnished to the Company, and written representations from certain reporting persons that no Form 5's were required, the Company believes that during the fiscal year ended December 31, 1997, all filing requirements applicable to its officers, directors and 10% beneficial owners were satisfied on a timely basis.

                             STOCKHOLDER PROPOSALS

         The Company presently contemplates that the 1999 Annual Meeting of Stockholders will be held on or about June 12, 1999. Proposals by stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of the Company must be received at the Company's principal executive offices not later than December 31, 1998. In order to curtail controversy as to the date on which a proposal was received by the Company, the Company suggests that proponents submit their proposals by certified mail, return receipt requested. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

                           EXPENSES AND SOLICITATION

         The Company will bear the cost of soliciting proxies, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. Solicitation of proxies will be primarily by mail. However, proxies may also be solicited by directors, officers and regular employees of the Company (who will not be specifically compensated for such services) by telephone or otherwise. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward proxies and proxy material to the beneficial owners of Common Stock, and the Company will reimburse them for their expenses.

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S 1997 ANNUAL REPORT AND FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, FILED WITH THE SEC. ALL SUCH REQUESTS SHOULD BE DIRECTED TO HEARTLAND WIRELESS COMMUNICATIONS, INC., 200 CHISHOLM PLACE, SUITE 200, PLANO, TEXAS 75075,
ATTENTION:  CORPORATE SECRETARY.

                                             By Order of the Board of Directors,


                                             /s/ J. Curtis Henderson
                                             J. Curtis Henderson
                                             General Counsel and Secretary
Plano, Texas
April 30, 1998

                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
                         200 CHISHOLM PLACE, SUITE 200
                               PLANO, TEXAS 75075

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Carroll D. McHenry and J. Curtis Henderson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the Common Stock, par value $.001 per share, of Heartland Wireless Communications, Inc. (the "Company") held of record by the undersigned at the close of business on April 24, 1998, at the Annual Meeting of Stockholders to be held on June 12, 1998, or any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY UNDER PROPOSAL 2, AND, PURSUANT TO PROPOSAL 3, AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

             IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE

                                              HEARTLAND WIRELESS COMMUNICATIONS, INC.
                                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY    [X]

[                                                                                                                                  ]

                                                                WITHHOLD
                                                                AUTHORITY
                                                    FOR all    to vote for    FOR all nominees, except
                                                    nominees  all nominees    vote withheld for those listed on the following lines:
1. Proposal to elect as directors of the Company      [ ]          [ ]         [ ]
   the following persons, to hold office until
   the next annual meeting of stockholders of the                                              -------------------------------------
   Company or until their respective successors
   have been duly elected and qualified.                                                       -------------------------------------

     Carroll D. McHenry       Terry S. Parker                                                  -------------------------------------
     Jack R. Crosby           John A. Sprague                                                             Nominee Exceptions
     J.R. Holland, Jr.        L. Allen Wheeler

2. Proposal to ratify the appointment of KPMG         FOR        AGAINST     ABSTAIN
   Peat Marwick LLP as independent public             [ ]          [ ]         [ ]
   accountants of the Company for the fiscal
   year ending December 31, 1998.

3. In their discretion, the proxies are               FOR        AGAINST     ABSTAIN
   authorized to vote upon such other business        [ ]          [ ]         [ ]
   as may properly come before the meeting or
   at any adjournment(s) thereof.

                                                                              Please execute this proxy as your name appears hereon.
                                                                              When shares are held by joint tenants, both should
                                                                              sign. When signing as attorney, executor,
                                                                              administrator, trustee or guardian, please give full
                                                                              title as such. If a corporation, please sign in full
                                                                              corporate name by the president or other authorized
                                                                              officer. If a partnership, please sign in partnership
                                                                              name by authorized person. PLEASE MARK, SIGN, DATE AND
                                                                              RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                                                              ENVELOPE.


                                                                              ------------------------------------------------------
                                                                                Signature                               Date

                                                                              ------------------------------------------------------
                                                                                Signature (joint owner)                 Date